EXHIBIT 10.13

               EXCLUSIVE COPYRIGHT AND TRADEMARK/TRADENAME LICENCE

This agreement is entered into on September 6, 2002 between the company with limited liability according to the laws of England Invu International Holdings Ltd. having its corporate seat in London and offices at the Beren, Blisworth Hill Farm, Stoke Road, Blisworth Northamptonshire NN7 3 DB, United Kingdom ("Invu") and the company with limited liability according to the laws of The Netherlands Corsham Holding B.V, having its seat in Amsterdam and office address in the United Kingdom at the Beren, Blisworth Hill Farm, Stoke Road, Blisworth, Northamptonshire NN7 3 DB ("IN"),

WHEREAS Invu is the sole shareholder of IN.

WHEREAS Invu is a part of a conglomerate that is in the business of developing, manufacturing and selling software which gives the users portable and easy management of all types of information.

WHEREAS Invu is in the course of obtaining a trademark right in the Benelux.

WHEREAS Invu's conglomerate has developed an unique selling concept for which Invu developed binders.

WHEREAS Invu's conglomerate created marketing and advertising material and will create marketing and advertising material that can be used in the Benelux by IN.

WHEREAS Invu is the owner of all intellectual property rights within the Invu conglomerate and does not have any other activities than keeping these rights in good order and licensing them to other companies.

WHEREAS Invu therefore is and will be the rightful owner of all intellectual property rights in respect of the aforesaid software, binders, marketing and advertising materials and trademark.

WHEREAS Invu will never transfer its intellectual property rights partially to other entities in order to create security in the event of bankruptcy.

WHEREAS IN wants to obtain exclusive licences for the multiplication and publishing of the software and the ancillary materials for the Benelux which equal as much as possible transfers of the respective rights and Invu wants to render such exclusive licences under the following conditions.

WHEREAS IN is centrally and effectively managed and controlled from the United Kingdom, and operates from the United Kingdom with additional premises in The Netherlands.

AGREE AS FOLLOWS

Article 1 DEFINITIONS

In this agreement the following definitions apply:

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1.1. The  Products:  the software  packages  carried by Invu under the following names on the date of the entering into of this agreement:

         S 100 version 5.2.
         S 200 version 5.2
         S 250 version 5.2.
         Si200  version 5.2.
         Code Free Integration version 2
         Link Manager version 2

1.2. The Territory: The Netherlands, Belgium and Luxembourg (Benelux)

Article 2 EXCLUSIVE SOFTWARE/COPYRIGHT LICENCE

2.1. Invu hereby grants to IN the right to multiply and publish (in Netherlands:
     "verveelvoudigen en openbaar maken") the Products in the Territory. Invu therefore renders amongst others to IN the right to manufacture the Products and to sell the Products in the Territory. The Products are sold in the Territory in the event (i) the purchaser is domiciled in the Territory - and IN does not have a reason to believe that the Products will be distributed by the purchaser outside of the Territory - or (ii) the Products are meant for end users in the Territory.

2.2. The licence mentioned in art. 2.1. is an exclusive licence which means that Invu will not multiply nor distribute itself the Products in the Territory nor grant a licence to another party than IN for the Territory. The Products are distributed by Invu in the Territory in the event the purchaser is domiciled in the Territory or the Products sold by Invu are - also for Invu - clearly meant for end users in the Territory. Under these circumstances Invu will refer the purchasers to IN.

2.3. The licence mentioned in art. 2.1. is not limited to the production and sales of the Products. IN can use the licence when and in any manner it wants as long as the eventual use takes place in the Territory.

Article 3 DELIVERY OF SOFTWARE AND TESTING

3.1. Within two weeks after the written request of IN to that effect Invu will deliver to IN at its business premises in The Netherlands all software materials that will enable IN to multiply the Products in a professional manner and in a quality which equals the quality of the Products multiplied and distributed by Invu itself. The parties already agreed that IN will be in the possession of the right hardware which enables IN to multiply the software in this manner and which hardware will be bought and will be maintained by IN for the account of IN.

3.2. Invu will use its best endeavours to deliver the software mentioned in art.
     3.1. to IN in an optimal form to enable IN to multiply the Products in a professional manner and therefore without any contamination or any other defaults ("bugs"). Within six weeks upon the deliverance mentioned in art.
     3.1. IN will test - for the account of IN - the delivered software on possible contamination and/or defaults on the hardware mentioned in art.
     3.1. which hardware will have been checked by representatives of Invu on eventual irregularities before the running of the test by IN. The cost of this hardware check will be born by Invu. In the event the representatives of Invu find any substantial problems in the hardware the cost for repair

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     will, however, be born by IN. In the event of any substantial problems with the hardware the two weeks testing period will be prolonged with the days the solving of the problems of the hardware has taken.

3.3. In the event the software according to the (objective) test results of IN does not contain any contamination or defaults IN will accept the software as being in an optimal form by confirming the positive testing result to Invu in writing within the six weeks term mentioned in art. 3.2.

3.4. In the event IN has not informed Invu within six weeks upon the deliverance in the manner as set forth in art. 3.5. the software is assumed to be received and accepted in optimal form by IN without IN having the opportunity to prove differently.

3.5. In the event IN finds during the testing on objective grounds contamination or other defaults in the software IN will inform Invu of this fact in writing before the ending of the six week term mentioned in art. 3.2, specifying the eventual problems encountered. Invu will then for the account of Invu solve the problems (i) by adjusting the software or (ii) by a new deliverance of the software within six weeks after IN's notification after which the test mentioned in art. 3.2. will be run again for Invu's account. In the event the test results of IN turn out to be negative again
     - on objective grounds - because of the quality of the software delivered by Invu, IN has the right to terminate this agreement. Under these circumstances Invu will repay the price mentioned in art. 14 in total back to IN. Art. 15.4. applies.

3.6. It is understood that small problems which can be solved by qualified software specialists on the basis of the specifications mentioned in art. 4 of this agreement will not qualify as a contamination or other default mentioned in this art. 3. These problems are for the risk of IN.

3.7. All problems arising with the software - including problems not covered by art. 3.6. - after the acceptance of the software are for the risk of IN. The software will then be assumed to have the qualities to enable IN to multiply the Products in a professional manner and with the same quality as Invu without IN having the opportunity to prove differently.

         Article 4 MULTIPLICATION SPECIFICATIONS AND QUALIFIED TESTING

4.1. Together with the software for the Product mentioned in art. 3 Invu will submit to IN the specifications for the multiplication of the software for the Products. IN will keep these specifications secret and will only use the specifications for the multiplication of the software as meant in this license. IN will also enter in this respect into secrecy and no other use agreements with its personnel. Upon the ending of this agreement IN will immediately return the specifications as well as all copies thereof to Invu.

4.2. The test in art. 3 as well as the multiplication of the software under this agreement will only be executed by IN by means of qualified software specialists.

Article 5 ASSISTANCE

     Invu will give IN during the first six months of the agreement all reasonable support IN needs for the multiplication of the Products. In the event support cannot be rendered by telephone Invu will send an Invu specialist to IN in order to assist IN. The cost of this assistance as well as the travel and hotel cost of the specialist will be born by Invu.

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Article 6 SOURCE CODES

6.1. Invu will submit to IN within two weeks after a written request to that effect by IN the source codes of the Products in order to make it for IN possible to cure eventual problems IN or users might have with the Products.

6.2. Invu will remain the rightful owner/proprietor of the source codes and only renders to IN the right to use the source codes during the term of this agreement. Upon the ending of this agreement IN will immediately return the source codes to Invu.

6.3. IN will keep the source codes in a safe place where no one except for the executives of IN will have access. IN will not make any copies of the source codes without having obtained approval of Invu. The last three sentences of art. 4.1. - in respect to secrecy and no other use - apply.

Article  7  EXCLUSIVE   COPYRIGHT  LICENSE  FOR  PACKAGING   MATERIAL  AND  USER
INSTRUCTIONS

7.1. The exclusive licence mentioned in art. 2 includes the right to multiply and publish the written users instructions and packaging material for the Products as used by Invu as well as the right to translate the terms in the user instructions and on the packaging material in order to make the instructions and packaging suitable for the local markets in the Territory.

7.2. In the event IN uses the licences for the Product(s) it is obliged to use the written instructions and packaging Invu uses notwithstanding the right of IN to mention its name as manufacturer on the packaging and to add the alternations mentioned in art. 7.1. In the event IN is of the opinion that the instructions and/or packaging should be altered in order to increase the sales of the Products in the Territory Invu will accept such suggested changes in the event they are reasonable and all intellectual property rights in respect to the changes will be assigned/transferred to Invu.

7.3. Invu will within two weeks after a written request to that effect provide IN with all basis materials that IN needs to multiply the instructions and packaging in a professional manner and in the same quality as the instructions and packaging manufactured by Invu.

Article 8 EXCLUSIVE COPYRIGHT LICENCE BINDERS

8.1. Invu grants to IN an exclusive copy-right licence in respect to the binder Invu prepared for the resellers which binder is known to the parties. The licence encompasses the right to multiply and distribute the binder to the resellers of the Products appointed by IN for the Territory.

8.2. IN will keep all information contained in the binder - and therefore the binder itself - secret except for the right to disclose the binder and the information contained therein to its resellers. IN will only use the binder and the information contained therein for the sale of the Products. IN will require its personnel to sign secrecy and no other use agreements with the same obligations in this respect.

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8.3. IN will when  submitting  the binder to resellers  require the resellers to enter into secrecy agreements in respect to the binders which agreements will also contain the obligation to use the information of the binder only for the sale of the Products.

8.4. The exclusive licences mentioned in this art. 8 also encompasse all amendments to the binder. In the event of an amendment to the binder Invu will immediately inform IN of the amendments and give IN access to the amendment in order to make it possible for IN to multiply and distribute the amendments to its resellers. The secrecy and no other use obligations mentioned in art. 8.2. apply in respect to the amendments.

8.5. When appointing resellers for the sale of the Products - which decision is to the sole discretion of IN - IN is required to use the binder as used by Invu and to submit the binder as well as the amendments as used by Invu to its resellers.

8.6. It is understood that in respect to the information in the binders which is aimed at the disclosure to the public and which rightfully belongs to the public domain, the secrecy and no use obligations meant in this article do not apply.

8.7. Invu will within two weeks after a written request to that effect provide IN with all basis materials that IN needs to multiply the binder in a professional manner and in the same quality as the binder is manufactured by Invu.

Article 9  EXCLUSIVE COPYRIGHT LICENCE MARKETING AND ADVERTISEMENT MATERIALS

9.1. Invu hereby  grants to IN the  exclusive  right to multiply and publish (in
     Netherlands: "verveelvoudigen en openbaarmaken") all marketing and advertisement materials Invu will prepare and use during the term of this agreement in respect to the Products as well as the training/consultancy and support services. This license will only be used to support the sales of the Products for the Territory as well as the training and consultancy and support services rendered by IN for the Territory.

9.2. Invu will within two weeks after a written request to that effect submit to IN all materials which are necessary to multiply and publish the marketing and advertisement materials used by Invu at that moment in time and the period of 6 months prior to that moment. The materials will have a quality which enables IN to multiply the marketing and advertisement materials in a professional manner and with a quality that is similar to the marketing and advertisement materials used by Invu.

9.3. Each time Invu will have prepared a new marketing or advertisement item Invu will inform IN immediately hereof and submit to IN all materials that are necessary to multiply and publish the new materials. The licence meant in this article will apply as of the day Invu makes the marketing and/or advertisement material public.

9.4. IN can use the marketing and advertisement materials in any manner it prefers. IN has the right to translate the words used in the materials in order to make the materials suitable for use in the Territory. The last sentence of art. 7.2. - in respect to the alterations - applies.

9.5. IN does not have the obligation to use the license mentioned in this article. IN has the right to develop for its own cost marketing and advertising materials suitable for the market in the Territory in order to support the sales of the Products as well as the consultancy and training and support services rendered by IN for the Territory.

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Article 10 EXCLUSIVE TRADE NAME AND TRADEMARK LICENCE

10.1.Invu is in the course of obtaining a trademark right for the word mark and logo INVU in the Benelux. Invu hereby renders to IN the exclusive right to use (in Netherlands: "gebruiken") the word mark, logo and trade name INVU in the Territory. IN is required to use these marks for IN<180>s company and the Products in the event it decides to market the Products and will not use the trademark for other products or companies.

10.2.The licences mentioned in this art. 10 can be used by IN to name the company, to attach the trademarks to the Products, to use the trademarks in advertisements and any other use that IN seems proper. The sole limitation on the use is that IN is obliged to use the trade name and trademarks in the manner they are used by by Invu in order to create a global image and that IN will not use the trademarks in a manner that might damage the reputation of Invu.

10.3.Invu is required to continue the trademark application for the trademarks meant in art. 10.1 for its own cost. In the event of any difficulties arising during the application process Invu will do its utmost to overcome these difficulties. The parties agree that they do not foresee any problems in this respect.

10.4.IN and Invu will upon the registration of the trademark right have the exclusive trademark license registered in the Benelux Trademark Register.

Article 11 QUALITY PRODUCTS

     In the event IN decides to use the licences mentioned in this agreement it is required to manufacture the Products as well as the ancillary materials with a similar quality as the Products manufactured by Invu.

Article 12 BREACHES OF INTELLECTUAL PROPERTY RIGHTS AND OTHER RIGHTS

12.1.To the best of its knowledge Invu does not infringe any intellectual property rights of other third parties in the Territory with the Products and the other licenced rights in this agreement. When licensing new materials under this agreement Invu will use its best endeavours not to infringe the intellectual property rights of third parties.

12.2.In the event IN is confronted with a third party who claims that the Products or other materials made on the basis of licences based on this agreement infringe the intellectual property rights or other rights of that party Invu will fully indemnify and hold harmless IN which means that Invu will handle - in the name of IN - the specific matter, appoint counsel, pay all legal cost and damages incurred by IN in the conflict and have the authority to settle the case in a manner Invu prefers. IN will notify Invu immediately in the event any third party claims that its rights are infringed in order to have Invu defend the matter as indicated in this article.

12.3.In the event IN is confronted with infringements on the rights of Invu in the Benelux, IN has the right to act against the infringer in the Benelux also in the name of Invu. The cost of the proceedings and any damage payments by the infringer are solely for IN. In the event IN decides not to

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     act against an infringement  Invu has the right to act - on his own account
     - against the infringer after having obtained approval of IN which approval will not be withheld on unreasonable grounds. All eventual damage payments by the infringer are then for the sole benefit of Invu.

12.4.An infringement mentioned in this article will not qualify as a material breach except in the event the rights were breached on purpose by Invu or it concerns a breach in respect to the Products on the basis of which a substantial part of the Products cannot be marketed any longer in the Territory.

Article 13 IMPROVEMENTS

13.1.In  the  event  Invu  develops  during  the  existence  of  this  agreement improvements to the Products as well as the packaging and users instructions Invu will grant an exclusive license to IN similar to the license mentioned in art. 2 immediately upon the moment the improvements are being made public by Invu. Under these circumstances Invu will then immediately submit all materials which are necessary to multiply the improvements to IN. In the event of an improvement in respect to the software the procedure set forth in art. 3 applies.

13.2.The license mentioned in art. 13.1. will end upon the ending of this exclusive license agreement. IN will not be obliged to pay an additional price for the license for the improvements during the existence of this agreement. The price for the improvements is included in the price mentioned in art. 14.

Article 14 PRICE

     IN will pay to Invu for the licences mentioned in this agreement a total price of British Pound Sterling 23,541,922 (say: twenty three million five hundred and forty one thousand and nine hundred twenty two) equalling Euro 37,076,172 at the moment of signing this agreement. The amount of (euro) 1,675,511 is herewith compensated with the loan of IN to Invu in the amount of (euro) 3,006,294. The remainder of (euro) 35,400,661 will be paid in the manner set forth in a separate loan agreement which will also be entered into on the date of this agreement. It is understood that the Euro amount will be treated as the official price.

Article 15 DURATION OF THE AGREEMENT

15.1.This agreement has a term of 4 years (1460 days) as of the date of the signing of this agreement. Invu will and shall only renew this agreement for another 5 years term in the event IN has in the fourth year of this agreement achieved at least a turnover with the sale of the Products of
     (euro) 25,000,000 (say: twenty five million Euro's).

15.2.In the event of a renewal the terms of this agreement apply unless indicated otherwise.

15.3.This agreement can - notwithstanding the right to request for compliance - only be terminated during the term of this agreement in writing on the special grounds mentioned in this agreement and the following grounds:

     (i) by both parties in the event a party has not ended a material breach of his obligations on the basis of this agreement within fourteen days

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          after  being  given  written  notice by the other party to comply with this agreement with immediate effect.

     (ii) by Invu in the event IN has been declared bankrupt with immediate effect.

     (iii)by Invu in the event IN breached its obligations under the Transfer of Trade secret and Know-how licence agreement between IN and Invu of the same date as this agreement with immediate effect.

     (iv) by Invu in the event IN breached its obligations under the Loan Agreement between IN and Invu of the same date as this agreement and IN has not cured such a default within a reasonable period after being give written notice by Invu to comply with the Loan Agreement.

15.4.Upon the  termination of this agreement on the basis of art. 15.1. and art.
     15.3 IN will end immediately all multiplying and distribution of the Products as well as all use of the other licensed rights under this agreement. IN will then return all materials which are the property of Invu to Invu.

15.5.IN will in its agreements with its resellers always add a clause in which it is stated that the distribution agreement between IN and the reseller will terminate immediately upon the termination of this agreement and that Invu will then be willing to offer to the reseller an agreement which will be - as far as reasonably possible - similar to the contract the reseller entered into with IN. Invu will not be obliged to pay to IN for these clients except in the event the termination is due to a breach of agreement by Invu which can be blamed in a severe manner to Invu.

15.6.Upon a termination during the first term of this agreement the price paid by IN will automatically by operation of law be diminished with: [1460 - days that the agreement was in force until the termination x (euro) 37,076,172 /1460] notwithstanding the right of the party that terminates the agreement to claim for damages in the event this is possible under Netherlands law and unless indicated otherwise in this agreement (which will amongst others be the case in the event of bankruptcy of IN). It is understood that the compensation payment meant in art. 14 is supposed to cover the first period of the license agreement, which amongst others means that after a certain period only the loan will be diminished and no cash claim can be directed towards Invu.

Article 16 ACCOUNTING

     Once a year IN has - without giving prior notice - the possibility to check the business administration of Invu in order to check whether Invu complied with its obligations under this agreement. The cost of this investigation - which shall be executed by a public auditor - will be for the account of IN unless Invu will not have complied with its obligations under this agreement. The cost will then be born by Invu.

Article 17 MISCELLANEOUS

17.1.This agreement and the licences rendered hereunder are governed by Netherlands law. The District Court in Amsterdam - the Commercial Chamber including its injunctive relief judge - is solely competent to judge about a conflict resulting from this agreement.

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17.2.The  rights  under  this  agreement  cannot be  assigned  to third  parties without the explicit prior consent of Invu. The rights under this agreement can neither be sublicenced without the explicit prior consent of Invu. Invu hereby gives to IN the right (i) to assign all the rights and render sublicences to its subsidiaries under this agreement. In the event IN renders such a sublicence and/or assigns rights to a subsidiary IN will immediately inform Invu hereof (ii) to assign the trademark rights to its resellers in the sense that they will have the right during the agreement with IN to use the advertising/marketing materials supplied by IN in a manner which might give the impression to the public that the reseller is an official Invu reseller (iii) to assign the rights for the normal intended use of the Products to the end-users of the Products.

17.3.During the existence of this agreement Invu will not assign/transfer its rights in respect to the rights licenced on the basis of this agreement nor vest any security rights therein without the written consent by IN.

17.4.This  agreement  encompasses  all the parties  agreed upon in this respect.
     All eventual other agreements are herewith withdrawn. This agreement can only be amended by means of a written document which is signed by both parties.

     IN WITNESS WHEREOF this agreement has been signed in Blisworth, United Kingdom, in twofold by the parties to this agreement on the date mentioned above.






----------------------------                ----------------------------
Invu International Holdings Ltd.            Corsham Holding B.V.
By: John Agostini                           By: Invu International Holdings Ltd.
Position: Company Secretary                 Position: Company Secretary
                                            By: John Agostini